EXHIBIT 10.5
                                                                    ------------

                             SHAREHOLDERS'AGREEMENT

         SHAREHOLDERS' AGREEMENT, dated as of January 6, 2006 (this "Agreement"), among Thomas Pharmaceuticals, Inc., a New Jersey corporation (the "Company"), iVoice, Inc., a New Jersey corporation ("iVoice"), Farris M. Thomas, Jr., a natural person residing at 320 West 22nd Street, New York, New York, 10011 ("Thomas"), John E. Lucas, a natural person residing at 1255 North Gulfstream Avenue, Apartment 703, Sarasota, Florida, 34236 ("Lucas", and together with Thomas, the "Major Shareholders"), Richard C. Brogle, a natural person residing at 8 Kenneth Lane, Upper Montclair, New Jersey, 07043, Nina Schwalbe, a natural person residing at 55 White Street, New York, New York, 10013, John H. Kirkwood, a natural person residing at 2030 Union Street, San Francisco, California, 94123, Maureen Gillespie, a natural person residing at 32 West 31st St., Studio 7, New York, New York, 10001 (Dick Brogle, Nina Schwalbe, John Kirkwood, Maureen Gillespie, Thomas and Lucas are each individually referred to herein as "Series A Preferred Shareholder" and collectively as the "Series A Preferred Shareholders," and, together with iVoice, the "Shareholders").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company was formed by the merger of Thomas Pharmaceuticals Ltd., a New York corporation ("TPL"), with and into Thomas Pharmaceuticals, Ltd. (f/k/a iVoice Acquisition Corp.), a New Jersey corporation ("iVoice Acquisition"), pursuant to the terms of that certain Agreement and Plan of Merger, by and among the iVoice, iVoice Acquisition, TPL and the Series A Preferred Shareholders, dated as of the date hereof (the "Merger Agreement"); and

         WHEREAS, pursuant to the Merger, (i) the Series A Preferred Shareholders acquired and hold one hundred percent (100%) of the shares of Series A Preferred Stock of the Company, no par value per share (the "Series A Preferred Stock"), (ii) iVoice acquired and holds (A) 325 shares of the Series B Preferred Stock of the Company, no par value per share (the "Series B Preferred Stock"), and (B) a Convertible Debenture in the principal amount of Three Hundred Sixty Thousand Dollars ($360,000), (C) an Administrative Services Convertible Debenture in the principal amount of One Hundred Thousand Dollars ($100,000), and (D) one hundred (100) shares of the Common Stock of the Company, no par value per share and (iii) iVoice is obligated under the Merger Agreement to purchase additional shares of Series B Preferred Stock and additional Convertible Debentures of the Company on the terms set forth in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, iVoice and the Series A Preferred Shareholders hereby agree as follows:

                                   ARTICLE I
                              SPIN-OFF TRANSACTIONS
                              ---------------------

         SECTION 1.01. General. iVoice, the Company and each of the Series A Preferred Shareholders hereby agree that iVoice shall have the right and obligation, in
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accordance with the provisions of this Article I, to distribute the shares of
Common Stock then held by iVoice (but not the shares of Series B Preferred Stock, the Debentures, or any other security of the Company now or then held by iVoice) to the stockholders of iVoice (in each case, a "Spin-Off Transaction"), and iVoice shall not consummate a Spin-Off Transaction unless such Spin-Off Transaction is conducted pursuant to the terms of this Article I.

SECTION 1.02. Option of iVoice. Each Series A Preferred Shareholder hereby acknowledges and agrees that at any time on or after the first (1st) anniversary of the date of this Agreement, iVoice may, at its sole and absolute discretion, consummate a Spin-Off Transaction; provided, however, that iVoice hereby covenants and agrees not to consummate a Spin-Off Transaction at any time prior to the first anniversary of the date of this Agreement.

         SECTION 1.03. Instruction of the Series A Preferred Shareholders. iVoice hereby agrees, that if, at any time after the second (2nd) anniversary of the date of this Agreement, but prior to the fifth (5th) anniversary of the date of this Agreement, iVoice receives a written request (a "Spin-Off Instruction") executed by Series A Preferred Shareholders holding at least eighty percent (80%) of the shares of Series A Preferred Stock, iVoice shall use its commercially reasonable efforts to consummate a Spin-Off Transaction, including, but not limited to, causing and assisting the Company in the preparation and filing of an appropriate registration statement under the Securities Act of 1933, as amended (the "Securities Act"). Once received by iVoice, the Spin-Off Instruction shall be irrevocable. Notwithstanding anything else in this Agreement, iVoice shall be under no obligation to consummate, pursue or take any other action in furtherance of a Spin-Off Transaction if at any time iVoice determines, in its sole and exclusive judgment, after consulting with its counsel, that any such action would result in a violation of any law, rule or regulation by either iVoice or any of its shareholders.

         SECTION 1.04. Obligations of iVoice in a Spin-Off Transaction. In any Spin-Off Transaction, iVoice will use its commercially reasonable efforts to cause the Company to file a registration statement under the Securities Act and a registration statement registering the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or any other filing as may be required by the Securities and Exchange Commission.

         SECTION 1.05. Obligations of the Company in a Spin-Off Transaction. All expenses incurred by the Company and/or iVoice in connection with any Spin-Off Transaction, including those expenses incurred in connection with related registrations, filings or qualifications, including, without limitation, all registration, listing and qualifications fees, printers, mailing expenses, legal and accounting fees, shall be paid by the Company.

         SECTION 1.06. Obligations of the Shareholders in a Spin-Off Transaction. Each Shareholder hereby agrees that in the event of a Spin-Off Transaction is initiated pursuant to this Section 1.06, each Shareholder shall vote all of its voting securities in favor of any stock split or combination that creates total outstanding capital of thirty million (30,000,000) shares as of the date of the consummation of the Spin-Off Transaction, assuming the conversion of the Series A Preferred Stock, but not the conversion of the Convertible Debentures or the Administrative Services Debenture or the Series B Preferred Stock, while preserving the proportionate holdings of Common Stock (assuming the conversion of the Series A Preferred Stock) among the Shareholders.

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                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER
                            ------------------------

         SECTION 2.01. Restriction on Transfer. No Series A Preferred Shareholder may transfer, sell, assign, exchange, mortgage, pledge, hypothecate or otherwise dispose of (i) any Series A Preferred Stock or (ii) any other security exchanged or substituted for Series A Preferred Stock or into which Series A Preferred Stock is converted in any recapitalization, reorganization, merger, exchange transaction or other business combination transaction, including Common Stock (together "Class A Securities"), until the second anniversary of the date on which all of the shares of Common Stock issued upon the conversion of the Series B Preferred Stock and, if applicable, the Debentures have been registered for resale under the Securities Act following a Spin-Off Transaction; provided, however, a Series A Preferred Shareholder may transfer Class A Securities to such Series A Preferred Shareholder's Relative, or to a custodian, trustee or other fiduciary for the account of the Series A Preferred Shareholder or the Series A Preferred Shareholder's Relative or extended family in connection with an estate planning transaction; provided that, in each such case, any transferee agrees to the restrictions herein and in any other Transaction Document, as to such transferred securities as if such transferee was a Series A Preferred Shareholder. As used in this Section 2.01, "Relative" shall mean a (i) minor or adult lineal descendant, (ii) spouse or a minor or adult lineal descendant thereof, (iii) sibling (whether by half or whole blood) or a minor or adult lineal descendant thereof, or (iv) cousin or a minor or adult lineal descendant thereof.

         SECTION 2.02. Stop Transfer Orders and Legends. Each Series A Preferred Shareholder acknowledges and agrees that "stop transfer" instructions shall be placed against the shares of Class A Securities on the transfer books of the Company until such time as the shares of Class A Securities are available for resale in accordance with all applicable law and the terms of this Agreement and that the certificates evidencing the shares of Class A Securities shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED JANUARY __, 2006 BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THE SHARES.

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                                   ARTICLE III
                            BOARD OBSERVATION RIGHTS
                            ------------------------

         The Shareholders and the Company hereby agree that in the event that neither of the Major Shareholders is serving as a director of the Company, that each of the Major Shareholders shall have the right to attend any meeting of the Company's board of directors as a non-voting observer.

                                   ARTICLE IV
                               FURTHER OBLIGATIONS
                               -------------------

         SECTION 4.01. Chief Financial Officer. The Company agrees that it will use its commercially reasonable efforts to hire a Chief Financial Officer (who need not be hired on a full-time basis) acceptable to iVoice, in its sole discretion. The Company further agrees that such Chief Financial Officer shall not be terminated by the Company without the prior written consent of iVoice.

         SECTION 4.02. No Dividends. The Company agrees that it will not declare or pay a dividend within the two (2) years following the date of this Agreement. Each Shareholder agrees that it will not undertake for any such dividend to be declared or paid within such two (2) year period.

         SECTION 4.03. No Additional Series A Preferred Stock. The Company agrees that it will not issue additional shares of Series A Preferred Stock without the prior written consent of holders of at least seventy five percent (75%) of the Series A Preferred Stock then outstanding.

         SECTION 4.04. Operating Budget. The Company agrees that it will operate on the basis of the budget attached hereto as Exhibit A.

                                    ARTICLE V
                               GENERAL PROVISIONS
                               ------------------

         SECTION 5.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally, against written receipt thereof, or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a) If to iVoice:

                                     iVoice, Inc.
                                     750 Highway 34
                                     Matawan, New Jersey 07747
                                     Attn: Jerry Mahoney
                                     Telecopy: (732) 441-7700
                                     Confirm: (732) 441-9895

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             With a copy to:

                                     Kramer Levin Naftalis & Frankel LLP
                                     1177 Avenue of the Americas
                                     New York, NY  10036
                                     Attn:  Scott Rosenblum, Esq.
                                     Telecopy: (212) 715-8000
                                     Confirm:  (212) 715-9100

         (b) If to the Company:

                                     Thomas Pharmaceuticals, Inc.
                                     c/o iVoice, Inc.
                                     750 Highway 34
                                     Matawan, New Jersey 07747
                                     Attn: Jerry Mahoney
                                     Telecopy: (732) 441-7700
                                     Confirm: (732) 441-9895

             With a copy to:

                                     Kramer Levin Naftalis & Frankel LLP
                                     1177 Avenue of the Americas
                                     New York, NY 10036
                                     Attn:  Scott Rosenblum, Esq.
                                     Telecopy: (212) 715-8000
                                     Confirm:  (212) 715-9100


         (c) If to a Series A Preferred Shareholder, then to the address listed on the applicable Series A Preferred Shareholder's counterpart signature page.

         SECTION 5.02. Amendment. This Agreement may be amended by the parties hereto by at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 5.03. Waiver. Any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 5.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.05. Severability.

         (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 5.06. Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein.

         SECTION 5.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except (i) that all or any of the rights and obligations of iVoice hereunder may be assigned by iVoice to any transferee of all or any part of its Common Stock or Series B Preferred Stock and shares issuable upon conversion of the Class B Preferred Stock and Debentures upon delivery by such transferee of a counterpart signature page to this Agreement by which such transferee shall be bound by the terms of this Agreement had the transferee executed in the same capacity of iVoice and (ii) that all or any of the rights and obligations of each Class A Preferred Shareholder hereunder may be assigned by such Class A Preferred Shareholder as permitted by and subject to the provisions of Section 2.01.

         SECTION 5.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

         SECTION 5.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 5.10. Governing Law; Jurisdiction.

         (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey applicable to contracts executed and fully performed within the State of New Jersey.

                                        6
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         (b) Each of the parties hereto submits to the exclusive jurisdiction of the state and federal courts of the United States located in the State of New Jersey with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

         (c) Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of such court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action in relation to this Agreement or any of the other transactions contemplated by this Agreement in any court other than such court in the State of New Jersey.

         SECTION 5.11. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 5.12. WAIVER OF JURY TRIAL. THE COMPANY AND EACH SHAREHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     THOMAS PHARMACEUTICALS, INC.


                                     By
                                        _______________________________________
                                        Name:
                                        Title:


                                     IVOICE, INC.

                                     By
                                        _______________________________________
                                        Name:
                                        Title:






                                        7
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                                     __________________________________________
                                     FARRIS M. THOMAS, JR.
                                     Address:
                                     320 West 22nd Street
                                     New York, New York 10011
                                     Fax:

                                     __________________________________________
                                     JOHN E. LUCAS
                                     Address:
                                     1255 North Gulfstream Avenue
                                     Apartment 703
                                     Sarasota, Florida 34236
                                     Fax:

                                     __________________________________________
                                     RICHARD C. BROGLE
                                     Address:
                                     8 Kenneth Lane
                                     Upper Montclair
                                     New Jersey 07043
                                     Fax:

                                     __________________________________________
                                     NINA SCHWALBE
                                     Address:
                                     55 White Street
                                     New York, New York 10013
                                     Fax:

                                     __________________________________________
                                     JOHN H. KIRKWOOD
                                     Address:
                                     2030 Union Street
                                     San Francisco
                                     California 94123
                                     Fax:

                                     __________________________________________
                                     MAUREEN GILLESPIE
                                     Address:
                                     32 West 31st Street
                                     Studio 7
                                     New York, New York 10001
                                     Fax:




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